Exhibit 10.1

                        HOWELL CORPORATION
                 SEVERANCE PROGRAM FOR EXECUTIVES


      The Board of  Directors  of Howell  Corporation,  a  Delaware
corporation (the "Company"), has authorized the Company to explore the possibility of a merger or other form of business combination ("Merger") with Anadarko Petroleum Corporation ("Parent"). In light of the distraction to the executives of the Company that such exploration of the Merger may create, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to take action intended to ensure that the Company and its subsidiaries will continue to receive the full, undistracted attention and dedication of their executives, notwithstanding the possibility of the occurrence of the Merger (the consummation of the Merger hereinafter referred to as a "Change in Control").
Therefore, in order to diminish the extent to which the possibility of the Change in Control would otherwise distract the Company and its subsidiaries' executives from the efficient discharge of their responsibilities to the Company and its subsidiaries, by providing all of such executives with the assurance of financial security for a period of time in the event of a Change in Control, the Board hereby adopts the Program described below effective as of September 28, 2002.

1. Employees Covered. The Howell Corporation Severance Program for Executives (this "Program") shall only cover the executive employees of the Company and its subsidiaries who are listed along with the title of their positions on Exhibit "A" attached hereto.

2. Condition to Benefits Being Payable. No benefits shall be payable under this Program unless (i) there shall have been a Change in Control, (ii) the executive listed on Exhibit A's employment with the Company and its subsidiaries is involuntarily terminated by the Company or its subsidiaries, other than For Cause (as defined in Section 6) or is voluntarily terminated by such executive for Good Reason (as defined in Section 5), upon the occurrence of or within three (3) years after the date of the Change in Control ("Termination of Employment") and (iii) the executive listed on Exhibit A executes and delivers to the Company and does not revoke a Waiver and Release Agreement ("Release"), substantially in the form of Exhibit "B" attached hereto, as set forth in Section 7.

3.    Benefits.

(a) Upon the occurrence of a Change in Control, an executive who is covered under this Program as described in Section 1 and who has a Termination of Employment (hereinafter referred to as "Executive"):

(i)   shall  receive,  and the Company  shall pay the  aggregate of the  following  amounts  to  Executive  in one  lump sum
           within   thirty   (30)  days  after  the  date  of  such
           Termination   of  Employment   (except  as  provided  in
           Section 7):
                                      -1-
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(A)   an amount  equal to two and  one-half  (2.5) times the sum of
                (z) Executive's annual base salary in effect at the time of the Termination of Employment; and (y) the greater of the last bonus paid or awarded by the Company to Executive for a full twelve month period or the annualized amount of the last bonus paid or awarded by the Company to Executive if such bonus was for less than a twelve month period; and (x) the amount of the Executive's annual car allowance, if any, for the calendar year in which the Change in Control occurs.

(B)   an  amount  equal to the  value  of any  accrued  but  unused vacation.

(ii)  shall  receive any computer  owned by the Company but used by the Executive immediately prior to his termination of employment.

(iii) shall receive extended coverage,  under the Company's medical and dental plans for him and his qualifying dependents (including his spouse) for a period of six (6) months beginning on the date of termination of employment at the cost paid by the Executive immediately prior to termination of employment; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical/dental coverage under another employer-provided plan, the medical/dental benefits provided under this clause (ii) shall be secondary to those provided under such subsequent employer's plan. After such six (6) month period, the Executive shall be entitled to continuation coverage pursuant to Section 4980(f) of the Internal Revenue Code of 1986, as amended ("Code") ("COBRA Coverage") at the cost normally charged similarly situated, active employees for such COBRA Coverage.

(b) Notwithstanding anything herein to the contrary and except as provided in Section 3(d) below, an Executive who is designated as a "temporary/transitional" employee by the Parent on or before the Change in Control, shall be paid the severance benefit calculated under Section 3(a) (and the Executive shall not be entitled to any additional severance benefit pursuant to Section 3(a)) above in one lump sum within thirty (30) days after the earlier to occur of (i) the date which is six (6) months after the date of the Change in Control, provided that the Executive is a "temporary/transitional" employee on such date or (ii) the date such Executive's "temporary/transitional" employment terminates in accordance with Section 2; provided, however, that the criteria used to measure whether or not such Executive has "Good Reason" under (i) through (viii) of
      Section 5(a) during such six-month period shall be based on the Executive's position as a "temporary/transitional" employee which shall involve duties and responsibilities associated with assisting management in the transition.

(c) Except as provided in Section 3(a)(iii), the amounts payable under this Section 3 shall be payable whether or not the Executive secures new employment, and shall not be reduced or offset in any manner.

(d) Notwithstanding anything herein to the contrary, if the employment of an Executive who is designated as a "temporary/transitional" employee is terminated on account of such Executive's death or Disability, the Executive shall receive and the Company shall pay the severance benefits described in Section 3 within thirty (30) days after the
      Executive's termination of employment on account of his death or Disability, and the Executive shall be entitled to the benefits described in Section 4, if applicable. A termination of employment for "Disability" shall have occurred if an Executive's employment is terminated because physical or mental injury has prevented the Executive from performing his or her duties (as they existed immediately prior to the illness or injury) on a full-time basis for one hundred eighty (180) business days.

4.    Certain Additional Benefits.

(a) Anything in this Program to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any benefit earned or any payment or distribution by the Company or any of its subsidiaries, to or for the benefit of Executive, whether earned or paid or payable or distributed or distributable pursuant to the terms of this Program or otherwise (any such payments or distributions or earnings being individually referred to herein as a "Payment," and any two or more of such payments or distributions or earnings being referred to herein as "Payments"), would be subject to the excise tax imposed by
      Section 4999 of the Code (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "Excise Tax"), then Executive shall be entitled to receive and the Company shall make an additional payment or payments (individually referred to herein as a "Gross-Up Payment," and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by Executive of all taxes (as defined in Section 4(k)) imposed upon the Gross-Up Payment, Executive retains an amount of such Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 4(a), if it shall be determined that the Executive is entitled to the Gross-Up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under Section 3(a)(i)(A), unless an alternative method of reduction is elected by the Executive, and in any event shall be made in such a manner as to maximize the Value of all Payments actually made to the Executive. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Program (and no other Payments) shall be reduced. If the reduction of the amount payable under this Program would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, no amounts payable under this Program shall be reduced pursuant to this
      Section 4(a).

(b) Subject to the provisions of Section 4(c) through (i), any determination (individually, a "Determination") required to be made under this Section 4(b), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at the Company's expense, by nationally recognized tax accountants mutually acceptable to the Company and Executive ("Tax Accountants"). Tax Accountants shall provide detailed supporting legal authorities, calculations, and documentation both to the
      Company and Executive within 15 business days of the termination of Executive's employment, if applicable, or such other time or times as is reasonably requested by the Company or Executive. If Tax Accountants make the initial Determination that no Excise Tax is payable by Executive with respect to a Payment or Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Executive shall have the right to dispute any Determination (a "Dispute") within 15 business days after delivery of Tax Accountants' opinion with respect to such Determination. The Gross-Up Payment, if any, as determined pursuant to such Determination shall, at the Company's expense, be paid by the Company to Executive within five business days of Executive's receipt of such Determination. The existence of a Dispute shall not in any way affect Executive's right to receive the Gross-Up Payment in accordance with such Determination. If there is no Dispute, such Determination shall be binding, final and conclusive upon the Company and Executive, subject in all respects, however, to the provisions of Section 4(c) through
      (i) below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by the Company should have been made ("Underpayment"). In the event the Company exhausts its remedies pursuant to Section 4(f), and the Executive is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Accountants shall, at the Company's expense, determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to Executive.

(c) The Company shall defend, hold harmless, and indemnify Executive on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgments, settlements, costs, and expenses (including reasonable attorneys', accountants', and experts' fees and expenses) with respect to any tax liability of Executive
      resulting  from  any  Final   Determination  (as  defined  in
      Section 4(h)) that any Payment is subject to the Excise Tax.

(d) If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by Executive against the Company under this Section 4(d) ("Claim"), including, but not limited to, a claim for indemnification of Executive by the Company under
      Section 4(c), then such party shall promptly (within at least ten (10) business days) notify the other party hereto in writing of such Claim ("Tax Claim Notice").

(e)   If  a  Claim  is  asserted  against   Executive   ("Executive
      Claim"), Executive shall take or cause to be taken such action in connection with contesting such Executive Claim as the Company shall reasonably request in writing from time to time, including the retention of counsel and experts as are reasonably designated by the Company (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that the Company shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:

(i)   within thirty (30)  calendar days after the Company  receives or delivers, as the case may be, the Tax Claim Notice relating to such Executive Claim (or such earlier date that any payment of the taxes claimed is due from Executive, but in no event sooner than five (5) calendar days after the Company receives or delivers such Tax Claim Notice), the Company shall have notified Executive in writing ("Election Notice") that the Company does not dispute its obligations (including, but not limited to, its indemnity obligations) under this Program and that the Company elects to contest, and to control the defense or prosecution of, such Executive Claim at the Company's sole risk and sole cost and expense; and

(ii)  the  Company   shall  have   advanced  to   Executive  on  an
           interest-free basis, the total amount of the tax claimed in order for Executive, at the Company's request, to pay or cause to be paid the tax claimed, file a claim for refund of such tax and, subject to the provisions of the last sentence of Section 4(g), sue for a refund of such tax if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that the Company shall only be entitled to sue for a refund and the Company shall not be entitled to initiate any proceeding in, for example, United States Tax Court) and shall indemnify and hold Executive harmless, on a fully grossed-up after tax basis, from any tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and

(iii) the Company shall  reimburse  Executive for any and all costs and expenses resulting from any such request by the Company and shall indemnify and hold Executive harmless, on fully grossed-up after-tax basis, from any tax imposed as a result of such reimbursement.

(f) Subject to the provisions of Section 4(e) hereof, the Company shall have the right to defend or prosecute, at the sole cost, expense, and risk of the Company, such Executive Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by the Company to a Final Determination. Without limitation on the foregoing provisions of Section 4(e) and this Section 4(f), the
      Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in a permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that (i)
                                       --------   -------
      the Company shall not, without Executive's prior written consent, enter into any compromise or settlement of such Executive Claim that would adversely affect Executive with respect to issues not involving Excise Tax; (ii) any request from the Company to Executive regarding any extension of the statute of limitations relating to assessment, payment, or collection of taxes for the taxable year of Executive with respect to which the contested issues involved in, and amount of, the Executive Claim relate is limited solely to such contested issues and amount; and (iii) the Company's control of any contest or proceeding shall be limited to issues with respect to the Executive Claim and Executive shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as the Company is defending or prosecuting such Executive Claim, Executive shall provide or cause to be provided to the Company any information reasonably requested by the Company that relates to such Executive Claim, and shall otherwise cooperate with the Company and its representatives in good faith in order to contest effectively such Executive Claim. The Company shall keep Executive informed of all developments and events relating to any such Executive Claim (including, without limitation, providing to Executive copies of all written materials pertaining to any such Executive Claim), and Executive or his authorized representatives shall be entitled, at Executive's expense, to participate in all conferences, meetings and proceedings relating to any such Executive Claim.

(g) If, after actual receipt by Executive of an amount of a tax claimed (pursuant to an Executive Claim) for the Executive's behalf pursuant to Section 4(e)(ii) hereof, the extent of the liability of the Company hereunder with respect to such tax claimed has been established by a Final Determination, Executive shall promptly pay or cause to be paid to the Company any refund actually received by, or actually credited to, Executive with respect to such tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto). If, after the receipt by Executive of an amount on the Executive's behalf pursuant to
      Section 4(e)(ii), a determination is made by the Internal Revenue Service or other appropriate taxing authority that Executive shall not be entitled to any refund with respect to such tax claimed and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then the amount of such payment shall offset to the extent thereof, the amount of any Gross-Up Payments and other payments required to be paid hereunder.

(h) For purposes of this Program, the term "Final Determination" shall mean (A) a decision, judgment, decree, or other order by a court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (B) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (C) any disallowance of a claim for refund or credit in respect to an overpayment of tax unless a suit is filed on a timely basis; or (D) any final disposition by reason of the expiration of all applicable statutes of limitations.

(i) For purposes of this Program, the terms "tax" and "taxes" mean any and all taxes of any kind whatsoever (including, but not limited to, any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or additional amounts.

(j) For purposes of this Program, the terms "affiliate" and "affiliates" mean, when used with respect to any entity, individual, or other person, any other entity, individual, or other person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with such entity, individual or person. The term "control" and derivations thereof when used in the immediately preceding sentence means the ownership, directly or indirectly, of 50% or more of the voting securities of an entity or other person or possessing the power to direct or cause the direction of the management and policies of such entity or other person, whether through the ownership of voting securities, by contract or otherwise.

(k) Definitions. The following terms shall have the following meanings for purposes of this Section 4.

                (i) "Parachute Value" of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

                (ii) A "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Program or otherwise.

                (iii)The "Safe Harbor  Amount" means 2.99 times the
           Executive's   "base  amount,"   within  the  meaning  of
           Section 280G(b)(3) of the Code.

                (iv) "Value" of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.

5.    Good Reason.

(a) As used in this Program, the term "Good Reason" means that in connection with the Executive's voluntary termination of employment upon the occurrence of or within three (3) years after the date of the Change in Control, any one or more of the following events has occurred (other than an inadvertent act which is cured within ten (10) days of notice) without the Employee's consent:

(i)   a  material  diminution  in the  nature  of  the  Executive's position listed on Exhibit A, including, but not limited to, his authorities, duties, responsibilities or status (including offices, titles or reporting requirements), from those in effect prior to a Change in Control or those in effect for a similarly situated public company; or

(ii)  the  relocation of the  Executive's  place of employment to a location in excess of twenty-five (25) miles from the place of the Executive's employment prior to a Change in Control which is listed on Exhibit A attached hereto; or

(iii) any reduction by the Company of the Executive's  base salary, or a material reduction in the calculation of or determination of his bonus or other incentive benefits, from those in effect prior to a Change in Control; or

(iv)  the  failure  by  the  Company  or  Parent  to  increase  the
           Executive's base salary in a manner consistent with practices implemented by either the Company or Parent subsequent to the Change in Control with respect to similarly positioned employees; or

(v)   the  failure  of  the  Company  or  Parent  to  maintain  the
           Executive's participation in employee benefit plans, programs, arrangements, and policies implemented by either the Company or Parent subsequent to the Change in Control with respect to similarly positioned employees; or

(vi)  failure of the Company (A) to advance  expenses to or for the benefit of Executive pursuant to a request made by Executive in conformity with the provisions of any indemnity agreement between the Company and Executive or (B) to indemnify Executive pursuant to the provisions of any indemnity agreement between Company and Executive or any charter or the bylaw provisions; or

(vii) Executive  is  required to travel on Company  business  after the Change in Control, an amount, when compared to the Executive's business travel prior to the Change in Control, which is an increase of the greater of (A) forty (40) business days or (B) thirty-five percent (35%) of the number of business days traveled on Company business during the twelve (12) month period immediately preceding the Change in Control; or

(viii) the failure of the Company or Parent to continue to provide Executive with office space, related facilities, and support personnel (including, but not limited to, administrative and secretarial assistance) that are both commensurate with the Executive's responsibilities to and position with the Company prior to a Change in Control and not materially dissimilar to the office space, related facilities, and support personnel provided to other executive officers of the Company; or

(ix)  the  failure  of the  Company  to  obtain  from  a  successor
           (including a successor to a material portion of the business or assets of the Company) a satisfactory assumption in writing of the Company's obligations under this Program; or

(x)   the Company  notifies  Executive of the  Company's  intention
           not  to  observe   or   perform   one  or  more  of  the
           obligations of the Company under this Program; or

(xi)  the Company  breaches any  provision of this Program and such breach is not cured within thirty (30) days after the Company's receipt of notice thereof from Executive.

(b) If, as of or after the occurrence of a Change in Control, an Executive accepts an employment position with the Company (a "New Position") and does not terminate his employment with the Company or its subsidiaries for Good Reason within twenty-five (25) days of such acceptance (the "Final Acceptance Date"), then for the period commencing on the Final Acceptance Date and ending on date which is three (3) years after the date of Change in Control, the criteria used to measure whether or not such Executive has "Good Reason" under clauses (i) through (viii) shall be determined based on the New Position. Notwithstanding the foregoing, if the Company and the Executive agree that the New Position is a promotion, then the criteria used to measure whether or not such Executive has "Good Reason" under clauses (i) through
      (viii) shall be made based on the position the Executive maintained immediately prior to the Change in Control.

6. For Cause. As used in this Program, the term "For Cause" means (i) gross neglect by Executive of his duties as an employee, officer or director of the Company, which continues for more than thirty (30) days after Executive's receipt of written notice from the Board to Executive specifically identifying the gross negligence of Executive and directing Executive to discontinue the same, (ii) the conviction of the Executive of a crime constituting a felony, or (iii) the commission by Executive of an act, other than an act taken in good faith within the course and scope of Executive's employment, which is directly detrimental to the Company and exposes the Company to material liability.

7. Release. Each Executive may take at least forty-five (45) days, after receipt of the Release, to consider and/or seek consultation about the Release. Each Executive shall have seven
(7) days following the execution and delivery of the Release to revoke his execution and delivery of the Release. No benefit shall be paid pursuant to Section 3(a)(i) until after the expiration of the seven (7) day period for revocation of the Release.

8. Non-Exclusivity of Rights. Nothing in this Program shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan, program, arrangement or policy provided by the Company or any of its subsidiaries (other than any severance, termination, reduction in force, or change in control plan, program, policy, or agreement provided by the Company or any of its affiliates and for which Executive and/or Executive's family may qualify, nor shall anything herein limit or otherwise affect such rights as Executive and/or Executive's family may have under any agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which Executive and/or Executive's family is otherwise entitled to receive under any plan, program, arrangement, or policy of the Company or any of its subsidiaries shall be payable in accordance with such plan, program, arrangement or policy.

9. Full Settlement. The Company's obligation to make the payments provided for in this Program and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Program.

10.   Program Administration.

(a) This Program shall be administered by the Company or its designee ("Administrator") as shall be designated from time to time. The Administrator shall be the "administrator" of this Program and a "named fiduciary" within the meaning of such terms used in the Employee Retirement Income Security Act of 1974 ("ERISA").

(b) The Administrator may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment in their behalf, and may employ such clerical personnel as they may require in carrying out the provisions of this Program.

(c) The Administrator shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine. A majority of the Administrator may act by meeting (whether in person or by telephone) or by writing executed without a meeting.

(d)   The  Administrator  shall  have  the duty  and  authority  to interpret and construe this Program in regard to all questions of eligibility, the status and rights of any person under this Program, and the manner, time and amount of payment of any benefits under this Program. The decision of the Administrator upon all matters within the scope of its authority shall be conclusive and binding on all parties, subject, however, to the provisions of Section 11.

(e)   Subject  to  the   limitations   of  this   Section  10,  the
      Administrator may adopt such rules and procedures as it deems desirable for the administration of this Program and the transaction of its business, provided that such rules and procedures shall be consistent with the provisions of ERISA.

(f) The Administrator shall be responsible for the preparation and delivery of all reports, notices, plan summaries and plan descriptions required to be filed with any governmental office or to be given to any employee or beneficiary of any employee covered by this Program.

(g) Upon request of the Administrator, the Company or any of its subsidiaries shall furnish such information in its possession as will aid the Administrator in the performance of its duties hereunder.

(h) The Administrator shall discharge its duties with respect to this Program (i) solely in the interest of persons eligible to receive benefits under this Program, (ii) for the exclusive purpose of providing benefits to persons eligible to receive benefits under this Program and of defraying reasonable expenses of administering this Program and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

11.   Claims Procedure.

(a) If any person eligible to receive benefits under this Program or any person claiming to be eligible to receive benefits under this Program believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Administrator. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant.

(b)   The  Administrator  shall review the claim and,  within sixty
      (60) days after receipt of the claim, give written notice by registered or certified mail to the claimant of the decision with respect to the claim. Such notice shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reason(s) for the denial, specific references to pertinent Program provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under this Program.

(c) In the event of a benefit claim denial, whether partial or otherwise, the Administrator and the person whose claim has been denied shall jointly appoint a person who is not an
      Administrator to serve as Claim Reviewer. The claimant shall have sixty (60) days after the day on which such written notice of denial is delivered to him or her by the Administrator, in which to apply (in person or by authorized representative) in writing to the Claim Reviewer for a full and fair review of the denial of his or her claim. In connection with such review, the claimant (or his or her representative) shall be afforded a reasonable opportunity to review pertinent documents, and may submit issues and comments in writing to the Claim Reviewer within the same sixty (60) day period. The Claim Reviewer shall arrange to meet personally with the claimant and/or representative within thirty (30) days after the Claim Reviewer's receipt of such written request for review for the purpose of hearing the claimant's contentions and receiving such relevant evidence as the claimant may wish to offer.

(d) The Claim Reviewer shall issue his or her decision on review within sixty (60) days after receipt of such written request for review, unless in the sole discretion of the Claim Reviewer special circumstances require an extension to not later than one hundred twenty (120) days after receipt of such request for review. The claimant shall be given written notice of the resulting final decision. Such notice shall set forth specific reasons for the decision and specific references to pertinent Program provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

12. Notice to Persons Eligible to Receive Benefits Under this Program. All notices, reports and statements given, made, delivered or transmitted to any person eligible to receive benefits under this Program or to any person claiming eligibility under this Program shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to such person at his address as last known to the Administrator. Any person may record any change of his address from time to time by written notice filed with the Administrator.

13. Records. The Administrator shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Program.

14. Employment of Professional Assistance. The Administrator is empowered, on behalf of this Program, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under this Program. The functions of any such persons engaged by the Administrator shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligation or responsibilities under this Program. Such persons shall exercise no discretionary authority or discretionary control respecting the management of this Program. All reasonable expenses thereof shall be borne by the Company.

15. Indemnification of Members of the Administrator. To the fullest extent permitted by law, the Company hereby indemnifies and agrees to hold harmless the Administrator against any personal liability or expense incurred by him as a result of any act or omission in his capacity as an Administrator, except for his or her own gross negligence or willful misconduct.

16. Controlling Law. This Program shall be construed and enforced according to the internal laws of the State of Delaware to the extent not preempted by Federal law, which shall otherwise control.

17. Amendments; Termination. The Company reserves the right to amend, modify, suspend or terminate the Program at any time; provided that no such amendment, modification, suspension or termination after the occurrence of a Change in Control that has the effect of reducing or diminishing the right of any Employee shall be effective without the written consent of the Employee, and no amendment or modification prior to the occurrence of a
Change in Control shall increase or augment the right of any Employee (provided that any such amendment or modification may occur after the termination of that certain Agreement and Plan of Merger by and among Anadarko Petroleum Corporation, Belair Merger Corp. and Howell Corporation dated September 29, 2002). Notwithstanding the foregoing, this Program shall terminate on the third anniversary of the Change in Control.

18. Assignability. This Program shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business and/or assets of the Company to expressly assume and agree to perform, by a written agreement in form and in substance satisfactory to the Company, all of the obligations of the Company under this Program. As used in this Program, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Program by operation of law, written agreement or otherwise.

19. Non-Assignability. It is a condition of this Program, and all rights of each person eligible to receive benefits under this Program shall be subject hereto, that no right or interest of any such person in this Program shall be assignable or transferable in whole or in part, except by operation of law, including, but not by way of limitation, lawful execution, levy, garnishment, attachment, pledge, bankruptcy, alimony, child support or qualified domestic relations order.

20. Withholding. The Company may withhold from any amount payable or benefit provided under this Program such Federal, state, local, foreign and other taxes as are required to be withheld pursuant to any applicable law or regulation.

21. Limitation of Rights. A person eligible to receive benefits under this Program shall have the right only to the benefits described in this Program on the terms and conditions herein provided.

22. Gender and Plurals. Wherever used in this Program document, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

23. Plan Controls. In the event of any inconsistency between this Program document and any other communication regarding this Program, this Program document controls.

24. Plan Year. The plan year shall end on each December 31 hereafter until the Program is terminated.

25.   Administration.

           (a) Plan Name: Howell Corporation Severance Program for Executives.

           (b)  Plan Sponsor:  Howell Corporation.

           (c)  Employer I.D.:  741223027

           (d)  Type of Plan:  Welfare Benefit Plan.

           (e)  Plan Year:  As set forth in Section 23.

           (f) Funding Medium: Program benefits are paid from the general assets of the Company.

           (g)  Agent for Service of Legal Process:

                          Howell Corporation
                          1500 Howell Building
                          Houston, Texas  77002-6923
                          Attention:  Human Resource Department

26. Pension Benefit Guaranty Corporation. Benefits provided by this Program are NOT insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA because the insurance provisions under ERISA are not applicable to this Program.

27.   ERISA  Rights.  Participants  in this Program are entitled to certain rights and protections under ERISA. In addition to creating rights for Program participants, ERISA imposes duties upon the people who are responsible for the operation of this Program. The people who operate this Program, called "fiduciaries" of this Program, have a duty to do so prudently and in the interest of the Program participants and beneficiaries. No one, including a participant's employer or union, or any other person, may fire a participant or otherwise discriminate against him or her in any way to prevent the participant from obtaining a welfare benefit or exercising his or her rights under ERISA.

      If a participant's claim for a welfare benefit is denied or ignored, in whole or in part, the participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

      Under ERISA, there are steps a participant can take to enforce the above rights. If a participant has a claim for benefits which is denied or ignored, in whole or in part, the participant may file suit in a state or Federal court. If it should happen that Program fiduciaries misuse the Program's money, or if a participant is discriminated against for asserting his or her rights, the participant may seek assistance from the U.S. Department of Labor, or may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If the participant is successful, the court may order the person
he  or  she  has  sued  to  pay  these  costs  and  fees.   If  the
participant loses, the court may order him or her to pay these costs and fees, for example, if it finds the claim is frivolous.

           If a participant has any questions about this Program, he or she should contact the Program Administrator. If there are any questions about this statement or about a participant's rights under ERISA, or if a participant needs assistance in obtaining documents from the Program Administrator, the participant should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. One may also obtain certain publications about his or her rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.


      Adopted and approved by the Board on September 28, 2002.

                                    HOWELL CORPORATION




                                    Richard K. Hebert
                                    President and Chief Executive
Officer

                        Howell Corporation
                 Severance Program for Executives



                            Exhibit "A"


                                                    Location
                                                      of
Executive Name                 Position         Place of Employment